Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2014 on the consolidated financial statements of Allegiance Bancshares, Inc. as of and for the year ended December 31, 2013, contained in Registration Statement No. 333-206536 of Allegiance Bancshares, Inc. on Amendment 1 to Form S-1.

Brenham, Texas	/s/ Seidel Schroeder
December 16, 2015